Exhibit 10.10
SIX FLAGS ENTERTAINMENT CORPORATION
2024 OMNIBUS INCENTIVE PLAN

DEFERRED RESTRICTED STOCK UNIT AWARD AGREEMENT
(2025)

    This Deferred Restricted Stock Unit Award Agreement (“Agreement”) is made pursuant to the terms and conditions of the Six Flags Entertainment Corporation 2024 Omnibus Incentive Plan (the “Plan”), including (without limitation) Section 9, the provisions of which are incorporated into this Agreement by reference. Capitalized terms used herein shall have the meanings ascribed to them in the Plan, unless indicated otherwise.

Participant Name:	[_________________]

Grant Date:	[_________________], 2025

Number of Deferred Restricted Stock Units Awarded:	[_________________]
Vesting Schedule:	Vesting will occur upon the date of termination (the “Vesting Date”) as a member of the Board of Directors (the “Board”) of Six Flags Entertainment Corporation (the “Company”)

Payment Date:	Payable within five (5) business days following the date of termination as a member of the Board of the Company

    1.    Deferred Restricted Stock Unit Award In General. Participant’s Deferred Restricted Stock Unit Award (the “Award”) relates to ___ (__) shares of Common Stock and is subject to Participant’s continuous service on the Board throughout the period that commences on the Date of Grant and ends on December 31, 2025. The Deferred Restricted Stock Units shall accrue Dividend Equivalent Rights (based upon actual dividends to owners of Common Stock), if any, which shall be accumulated and credited to the Award from the Grant Date until payment is made in accordance with Section 3 hereof. In the event that Participant’s Board service is terminated prior to December 31, 2025, then, except as provided in Section 2 of this Agreement, Participant shall be entitled to a pro-rata portion of the Deferred Restricted Stock Units subject to this Award (determined by multiplying the Deferred Restricted Stock Units by a fraction, the numerator of which is the number of days during the calendar year of termination that Participant serves on the Board and the denominator of which is 365) (the “Pro Rata Earned Restricted Stock Units”), and the remaining portion of the Award shall be automatically forfeited [FORM B:] [; provided, however, that if Participant ceases Board service on or after June 24, 2025, as a result of the Participant’s termination as a member of the Board in connection with the 2025 Annual Meeting of Stockholders, then the Board service restriction on the Deferred Restricted Stock Units shall lapse, and Participant shall be entitled to the full amount of the Deferred Restricted Stock Units subject to this Award (without any proration)].
As used herein, the term “Deferred Restricted Stock Units” means an equity-based Award measured in shares of Common Stock, with each Deferred Restricted Stock Unit measured on the basis of one (1) share of Common Stock, that is subject to Section 409A and payable in shares of Common Stock or in a combination of cash and shares of Common Stock as provided in Section 3 below.

    2.    Vesting Schedule. The Award will vest on the date that the Participant ceases to be a member of the Board of the Company.

[FORM A:] [If Participant ceases Board service prior to December 31, 2025, then the Board service restriction on the Pro Rata Earned Restricted Stock Units shall lapse, and the Pro Rata Earned Restricted Stock Units, and all Dividend Equivalent Rights accumulated on the Pro Rata Earned Restricted Stock Units, shall be paid following the Vesting Date in accordance with Section 3.]

[FORM B:] [If Participant ceases Board service prior to June 24, 2025 (or if Participant’s Board service ceases other than as described in the following sentence), then the Board service restriction on the Pro Rata Earned Restricted Stock Units shall lapse, and the Pro Rata Earned Restricted Stock Units, and all Dividend Equivalent Rights accumulated on the Pro Rata Earned Restricted Stock Units, shall be paid following the Vesting Date in accordance with Section 3. If Participant ceases Board service on or after June 24, 2025, as a result of the Participant’s termination as a member of the Board in connection with the 2025 Annual Meeting of Stockholders, then the Board service restriction on the Deferred Restricted Stock Units shall lapse, and the Deferred Restricted Stock Units, and all Dividend Equivalent Rights accumulated thereon, shall be paid following the Vesting Date in accordance with Section 3.]

    3.    Payment Dates. Within five (5) business days of the date that the Participant ceases to be a member of the Board of the Company, the portion of the Restricted Stock Units that is earned in accordance with Sections 1 and 2 of this Agreement, plus all Dividend Equivalent Rights accumulated and credited thereon to the time of payment, shall be paid, as elected by the Participant, in a lump sum in shares of Common Stock or a combination of cash (measured using the Fair Market Value of the Common Stock on the vesting date) and shares of Common Stock.

IN WITNESS WHEREOF, Six Flags Entertainment Corporation has caused this Agreement to be executed by its duly authorized officer, and the Participant has executed this Agreement in acceptance thereof.

    SIX FLAGS ENTERTAINMENT CORPORATION

    By:

    Title:

    PARTICIPANT

    Signature:

    Printed Name:

    Address: